Exhibit 99.1

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Financial Statements

December 31, 2010

(With Independent Auditors’ Report Thereon)

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Independent Auditors’ Report

The Board of Directors
C&C Partners, Ltd.:
    (A California Subchapter S Corporation)

We have audited the accompanying balance sheet of C&C Partners, Ltd. (the Company) as of December 31, 2010, and the related statements of income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C&C Partners, Ltd. as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Los Angeles, California

June 30, 2011

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Balance Sheet

December 31, 2010

Assets
Current assets:
Cash	$375,296
Accounts and other receivables, net of allowance for doubtful accounts and returns of approximately $751,000 (note 3)	4,871,432
Due from related parties (note 7)	40,496
Inventories (note 4)	8,964,391
Prepaid expenses	184,391
Total current assets	14,436,006
Property and equipment, net (note 5)	356,449
Other assets	102,202
$14,894,657
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,687,720
Accrued expenses	840,480
Accounts receivable financing obligation (note 3)	1,925,624
Current portion of note payable to bank (note 6)	20,722
Income taxes payable	10,000
Due to affiliated company (note 7)	1,089,764
Total current liabilities	10,574,310
Notes payable to stockholders (note 7)	3,017,943
Note payable to bank, net of current portion (note 6)	52,347
Total liabilities	13,644,600
Commitments and contingencies (note 8)
Stockholder’s equity:
Common stock, no par value. Authorized 100,000 shares; issued and outstanding 20,000 shares	1,805,814
Accumulated deficit	(555,757)
Total stockholders’ equity	1,250,057
$14,894,657

See accompanying notes to financial statements.

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Statement of Income

Year ended December 31, 2010

Amount
Net sales	$42,341,981
Cost of sales	17,829,188
Gross profit	24,512,793
Operating expenses	14,584,034
Income from operations	9,928,759
Other expense (income):
Interest expense	431,990
Other, net	(17,220)
Total other expense (income)	414,770
Income before provision for taxes	9,513,989
Provision for taxes	166,000
Net income	$9,347,989

See accompanying notes to financial statements.

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Statement of Stockholders’ Equity

Year ended December 31, 2010

				Total
	Common stock		Accumulated	stockholders’
	Shares	Amount	deficit	equity
Balance, December 31, 2009	20,000	$1,805,814	(2,933,547)	(1,127,733)
Net income	—	—	9,347,989	9,347,989
Distributions	—	—	(6,970,199)	(6,970,199)
Balance, December 31, 2010	20,000	$1,805,814	(555,757)	1,250,057

See accompanying notes to financial statements.

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Statement of Cash Flows

Year ended December 31, 2010

Cash flows from operating activities:
Net income	$9,347,989
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of plant and equipment	149,569
Provision for allowance for doubtful accounts and returns	2,309,873
Provision for excess and obsolete inventory	68,996
Loss on disposal of property and equipment	3,073
Changes in:
Accounts and other receivables	(3,823,555)
Due from related party	66,837
Inventories	(3,817,530)
Prepaid expenses	33,030
Other assets	90,588
Accounts payable and accrued expenses	3,297,985
Net cash provided by operating activities	7,726,855
Cash flows from investing activities:
Repayment of note receivable	57,893
Purchases of property and equipment	(64,540)
Net cash used in investing activities	(6,647)
Cash flows from financing activities:
Net decrease in accounts receivable financing obligation	(727,642)
Principal payments on notes payable to bank	(19,307)
Distributions	(6,970,199)
Net cash used in financing activities	(7,717,148)
Net increase in cash	3,060
Cash, beginning of year	372,236
Cash, end of year	$375,296
Supplemental disclosure of cash flow information:
Cash paid for interest during the year was $342,478
Cash paid for income taxes during the year was $175,000

See accompanying notes to financial statements.

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Notes to Financial Statements

December 31, 2010

(1)                     Summary of Significant Accounting Policies

(a)                      Description of Business

C&C Partners, Ltd. (the Company) is a Subchapter S Corporation under the laws of the State of California that designs, produces, markets, and distributes men’s, women’s, and children’s footwear and accessories bearing the “Sanuk” tradename. The Company sells its products to customers throughout the United States and its territories, and to foreign distributors located in Canada and various European countries. The Company obtained certain rights to the “Sanuk” tradename pursuant to the terms of a licensing agreement, which expires on December 31, 2019.

(b)                      Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; allowances for doubtful accounts and sales returns; and the valuation of fixed assets and inventory.

(c)                       Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 2010.

(d)                      Accounts Receivable

Accounts receivable are recorded at the invoiced amount and generally do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the statement of cash flows.

(e)                       Concentrations of Credit Risk

The Company is subject to significant concentrations of credit risk, primarily from amounts due from factor, accounts receivable, and cash. At December 31, 2010, the Company’s cash was held at a third-party financial institution located in the United States. At December 31, 2010 and at various times throughout the year then ended, the Company had bank deposits that exceeded Federal Deposit Insurance Corporation insurance limits. The Company did not experience any losses or lack of access to its cash during the year ended December 31, 2010.

The Company assigns most of its account receivables to a third-party factor, who assumes the credit risk with respect to the collection of nonrecourse amounts. The factor evaluates each customer in determining credit limits. Sales shipped in excess of these credit limits or to customers who do not meet certain factor credit criteria may be assigned to the factor with recourse.

The Company performs ongoing credit evaluations of its customers and adjusts credit limits based on payment history and the customer’s current creditworthiness. The Company maintains an allowance

(Continued)

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Notes to Financial Statements

December 31, 2010

for doubtful accounts for estimated losses resulting from the failure of its customers to make required payments. An estimate of uncollectible amounts is made by management based on historical bad debts, current customer receivable balances, the customer’s financial condition, and current economic trends, all of which are subject to change. The Company does not have any off-balance-sheet credit exposure related to its customers. Receivables are written off in the year deemed uncollectible after efforts to collect the receivables were proven unsuccessful.

(f)                         Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method (FIFO).

(g)                      Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization.

Depreciation of property and equipment is calculated using the straight-line method over estimated useful lives of the assets, which range from two to five years. Amortization of leasehold improvements is calculated using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation and amortization expense for the year ended December 31, 2010 was approximately $150,000.

(h)                      Accounting for Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount exceeds the estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount exceeds the fair value of the asset.

(i)                         Revenue Recognition

Revenue is recognized when merchandise is shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is reasonably assured, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. Shipping and handling fees billed to customers are included in net sales, and the related costs are included in cost of sales.

Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the statement of income.

(j)                         Advertising and Promotion Costs

The Company’s advertising and promotion programs include athlete sponsorships, event sponsorship, print advertisements, point of purchase and other giveaways, and online marketing, all of which are expensed when incurred. Advertising and promotion costs totaled approximately $1,044,000 for the year ended December 31, 2010 and are included in operating expenses.

(Continued)

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Notes to Financial Statements

December 31, 2010

(k)                      Major Maintenance Activities

Repairs and maintenance costs on equipment are expensed as incurred.

(l)                         Income Taxes

The Company has elected to be taxed under the provisions of subchapter S of the Internal Revenue Code for both federal and state purposes. Under these provisions, the Company does not pay corporate income taxes on their taxable income, but is subject to a 1.5% California franchise tax. Stockholders are liable for federal and state income taxes on the Company’s taxable income. The Company may distribute to the stockholders funds necessary to satisfy their estimated personal income tax liabilities.

(m)                   Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(2)                     Significant Risk and Uncertainties, Including Business Concentrations

The Company’s success is largely dependent upon its ability to gauge the fashion tastes of its targeted consumers and provide merchandise that satisfies consumer demand. Any inability to provide appropriate merchandise in sufficient quantities in a timely manner could have a material adverse effect on the Company’s business, operating results, and financial condition.

The Company’s operations are subject to the customary risks of doing business abroad, including, but not limited to, currency fluctuations; customs, duties, and related fees; various import controls and other nontariff barriers; restrictions on the transfer of funds; strikes and labor unrest; and social, economic, climatic, or political instability.

The Company’s production is concentrated at a limited number of independent contractor factories in China. In 2010, the Company primarily worked with two independent agents who coordinated production at and payments to the various factories. Inventory purchases made from these two agents comprised approximately 66% and 10% of total purchases for the year ended December 31, 2010, respectively. At December 31, 2010, amounts due to the larger of the two agents totaled approximately $4,387,000 and are included in accounts payable. The Company also uses a third-party logistics company to import goods procured from the primary agent. Amounts paid to this company for customs, duty, freight, and related fees totaled approximately 10% of total inventory purchases for the year ended December 31, 2010. Amounts due to this company at December 31, 2010 totaled approximately $316,000 and are included in accounts payable.

(3)                     Factoring Agreement

The Company has a factoring agreement with CIT Commercial Services (CIT) to sell to CIT all of the Company’s eligible accounts receivable at the gross amount of such receivables, less any discounts and allowances. The factoring agreement may be terminated by either party by giving written notice of no less

(Continued)

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Notes to Financial Statements

December 31, 2010

than 60 days. CIT is responsible for the servicing and administration of the accounts receivables purchased. Receivables assigned to CIT are generally nonrecourse; however, at the Company’s request, CIT does purchase certain receivables with recourse, which may be subject to additional fees. All purchased receivables are subject to full recourse to the Company in the event of nonpayment by the customer due to any reason other than credit risk. Open receivables purchased by CIT with recourse totaled approximately $924,000 at December 31, 2010 and are included in accounts and other receivables. Total receivables purchased by CIT totaled approximately $5,248,000 and are included in accounts and other receivables.

CIT may, at the Company’s request, make advances to the Company against purchased accounts receivable, subject to any reserves deemed necessary by CIT as security for payment and performance of any and all of the Company’s obligations. For the year ended December 31, 2010, up to 90% of the value of purchased accounts receivable was available for advances. The Company may also borrow up to $2,500,000 against eligible inventory. The Company granted CIT a lien on and security interest in substantially all of its assets.

The interest rate charged by CIT on advances or borrowings is equal to the Chase Prime Rate, as defined in the factoring agreement, which was 3.25% at December 31, 2010. Prior to May 1, 2010, the interest rate charged by CIT on advances and borrowings was the Chase Prime Rate (as defined) plus 1.00%. The Company also pays to CIT a factoring fee equal to 0.50% of purchased accounts receivable. Prior to May 1, 2010, the factoring fee charged by CIT was equal to 0.75% of purchased accounts receivable.

The Company accounts for the sale of accounts receivable under the CIT factoring agreement as a secured borrowing with a pledge of the subject receivables as collateral, in accordance with Accounting Standards Codification 860, Transfers and Servicing.

(4)                     Inventories

At December 31, 2010, inventories consist of finished goods, of which approximately $3,010,000 is in-transit.

(5)                     Property and Equipment

At December 31, 2010, property and equipment consist of the following:

Computer equipment and software	$501,804
Machinery and equipment	400,275
Automobile	153,046
Furniture and fixtures	105,091
Leasehold improvements	100,206
1,260,422
Accumulated depreciation and amortization	(903,973)
$356,449

(Continued)

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Notes to Financial Statements

December 31, 2010

(6)                     Notes Payable

The note payable to the bank is secured by an automobile, bears interest at 7.1% per annum, matures in April 2014, and requires monthly principal and interest payments of approximately $2,000. Included in interest expense is approximately $6,000 related to the note payable to the bank.

Principal payments on the note payable to bank are as follows:

Year ending December 31:
2011	$20,722
2012	22,241
2013	23,871
2014	6,235
$73,069

(7)                     Transactions with Related Parties

Unsecured notes payable to stockholders are due 13 months from demand, with interest ranging from 10.85% to 10.98%. Principal balances totaling $3,017,943 are subordinated to the interest of the factor. As of December 31, 2010, no demand for payment had been made by the stockholders. Included in interest expense is approximately $336,000 related to notes payable to stockholders.

The Company provides distribution and various administrative services to, and shares office and warehouse space with, a company related through common ownership. Revenue generated from these services is recognized in the period services are provided. The Company also bills this related party for its portion of shared expenses, such as rent, property taxes, and insurance, and expenses paid by the Company on behalf of the related party. Services fees are included in operating expenses and totaled approximately $285,000 for the year ended December 31, 2010. Amounts due from this related party totaled approximately $38,000 as of December 31, 2010 and are included in due from related party.

Certain order entry and reporting software utilized by the Company is owned by a company related through common ownership. Service fees from this related party totaled approximately $7,000 for the year ended December 31, 2010. Amounts due from this related party totaled approximately $3,000 at December 31, 2010 and are included in due from related parties.

A seasonal “Sanuk” brand store was opened in November 2009 and ceased operations in March 2010. The store was owned and operated by a third party, and the Company shared 50% of the store’s profit. The store was not provided any special pricing; however, any unsold inventory at store closure could be returned provided it was in salable condition. Net sales to the store totaled approximately $109,000 for the year ended December 31, 2010. Store profit received by the Company totaled approximately $19,000 for the year ended December 31, 2010 and is included in operating expenses.

Amount due to affiliated company relates to amounts paid to suppliers on behalf of the Company by a company under common ownership. There were no payments made to suppliers on behalf of the Company

(Continued)

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Notes to Financial Statements

December 31, 2010

during the year ended December 31, 2010. Amounts due to the affiliated company were $1,089,764 at December 31, 2010.

(8)                     Commitments and Contingencies

(a)                      Licensing Agreement

The Company pays royalties on “Sanuk” brand sales at percentages ranging from 2% to 5%. In addition, the Company is required to spend a minimum amount on advertising for, and marketing and promoting of, the “Sanuk” brand, based on a percentage of net sales. Any amounts spent on advertising, marketing, and promotion in excess of the required amount are shared equally by the Company and the “Sanuk” brand licensor. For the year ended December 31, 2010, royalty expenses totaled approximately $2,201,000 and are included in operating expenses. Net payments received from the licensor for its share of advertising, marketing, and promotion costs totaled approximately $383,000 for the year ended December 31, 2010 and are included in operating expenses. The Company has entered into an employment agreement with an owner of the licensor to provide design and brand management services. The licensing agreement expires on December 31, 2019.

(b)                      Leases

The Company leases its primary operating facilities under noncancelable operating lease agreements that expire in August 2013. Rent expense is recorded using the straight-line method to account for scheduled rent increases. The deferred lease obligation related to these scheduled rent increases totaled approximately $53,000 at December 31, 2010 and is included in accrued expenses. Facilities rent expense totaled approximately $500,000 for the year ended December 31, 2010.

The Company also leases an automobile and certain equipment under agreements that expire on various dates through April 2014.

Future minimum commitments under the Company’s lease agreements are as follows:

Year ending December 31:
2011	$747,554
2012	739,498
2013	515,375
2014	10,000
$2,012,427

(Continued)

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Notes to Financial Statements

December 31, 2010

(c)                       Litigation

In November 2010, the Company was contacted by the legal counsel of a former Canadian distributor, claiming breach of contract for failing to provide proper notice of termination of its then existing oral agreement. The distributor claimed damages in the sum of $638,778, but was unclear as to whether this amount was in U.S. or Canadian dollars. In subsequent discussions with the distributor and its attorney, the claim was reduced to $540,017 Canadian dollars (approximately $540,000 U.S. dollars based on the exchange rate at December 31, 2010). In February 2011, the Company advised the distributor that its claims were rejected in their entirety. No further action has been taken in this matter, nor has the distributor made any additional demands since this date. In the opinion of management, the resolution of this matter will not have a material adverse effect on the Company’s financial position or results of operations; however, the range of possible loss is $0 to $540,000.

(9)                     Retirement Savings Plan

The Company has a defined contribution plan (the Plan) intended to qualify for 401(k) tax status and covers all employees who are a minimum of 21 years of age with six months of service with the Company. The Company’s contributions to the Plan are made at management’s discretion and totaled approximately $28,000 for the year ended December 31, 2010.

(10)              Subsequent Events

On May 19, 2011, the stockholders and the owners of the “Sanuk” brand licensor entered into an asset purchase agreement to sell the “Sanuk” brand to Deckers Outdoor Corporation. The agreement is subject to certain closing conditions, including regulatory approvals. The purchase price for the assets of both the Company and the “Sanuk” brand licensor is an initial payment of $120,000,000 in cash subject to certain post-closing adjustments, and includes additional participation payments based on the “Sanuk” brand’s performance over the next five years.

The Company has evaluated subsequent events from the balance sheet date through June 30, 2011, the date at which the financial statements were available to be issued, and determined there are no other subsequent events to disclose.